UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities And Exchange Act Of 1934

May 6, 2003
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada

	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California (Address of principal executive offices)		92880 (Zip Code)

(909) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

c.  Exhibits

 99.1                              News Release titled “Watson Pharmaceuticals Reports First Quarter 2003 Results” dated May 6, 2003.

Item 9.  Regulation FD Disclosure.

The information in this Form 8-K and the exhibit attached hereto, which are intended to be furnished under “Item 12.  Disclosure of Results of Operations and Financial Condition”, are instead being furnished under “Item 9. Regulation FD Disclosure” pursuant to interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216.  The information hereunder shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

On May 6, 2003, Watson Pharmaceuticals, Inc. (the Company) issued a news release announcing its financial results for the first quarter ended March 31, 2003.  A copy of the Company’s news release is attached hereto as Exhibit 99.1.

In its news release the Company included historical non-GAAP financial measures with respect to the three months ended March 31, 2003 and 2002, as defined in Regulation G promulgated by the Securities and Exchange Commission. The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. For the three months ended March 31, 2003, the Company reported non-GAAP financial results for non-operating income (expense), which was adjusted to exclude a gain on the sale of securities, a gain on the sale of a subsidiary, the write-off of unamortized bank fees associated with the early retirement of debt, and an investment impairment charge. For the three months ended March 31, 2002, the Company reported non-GAAP financial results for operating expense, which was adjusted to exclude a loss on assets held for disposition.  The Company also reported non-GAAP adjusted net income and adjusted earnings per share, excluding the foregoing amounts, for both periods presented. The Company believes that excluding such income and expense items provides a better representation of the Company’s current performance and trends. The Company uses the foregoing non-GAAP financial measures internally to evaluate and manage the Company’s operations.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             May 6, 2003.                                                                          WATSON PHARMACEUTICALS, INC.

By:	/s/ CHARLES SLACIK
Charles Slacik
Executive Vice President and
Chief Financial Officer